As filed with the Securities and Exchange Commission on June 13, 2006.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEVITT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Florida	11-3675068

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309
(954) 940-4950
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)

Levitt Corporation Amended and Restated 2003 Stock Incentive Plan
(Full Title of Plan)
Alan B. Levan
Levitt Corporation
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309
(Name and Address, Including Zip Code, of Agent for Service)
(954) 940-4950
(Telephone Number, Including Area Code, of Agent for Service)
With a copy to:
Alison W. Miller, Esq.
Stearns Weaver Miller Weissler
Alhadeff & Sitterson, P.A.
150 West Flagler Street, Suite 2200
Miami, Florida 33130
Calculation of Registration Fee

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate	Registration
to be Registered	Registered(1)	Per Share(2)	Offering Price(2)	Fee(2)
Class A Common Stock, $0.01 per share par value	1,500,000	$15.15	$22,725,000	$2,432

(1)	Pursuant to Rule 416 this Registration Statement shall also cover any additional shares of Class A Common Stock which may become issuable under the Levitt Corporation Amended and Restated 2003 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Class A Common Stock.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Class A Common Stock on the New York Stock Exchange on June 8, 2006.

Explanatory Note
     In March 2006, the Board of Directors of Levitt Corporation (the “Company”) approved the amendment and restatement of the Company’s 2003 Stock Incentive Plan to increase the maximum number of shares of the Company’s Class A Common Stock, $0.01 par value (the “Class A Common Stock”), that may be issued for restricted stock awards and upon the exercise of options under the plan by 1,500,000 shares. Our shareholders approved the Amended and Restated 2003 Stock Incentive Plan (the “Plan”) at the Company’s Annual Meeting of Shareholders on May 16, 2006. We are filing this Registration Statement to register the additional 1,500,000 shares of Class A Common Stock issuable pursuant to the grant of restricted stock awards and upon the exercise of options granted under the Plan.
     The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Company’s Registration Statement on Form S-8 previously filed on January 6, 2004 (Registration No. 333-111729) (the “Earlier Registration Statement”) covering the initial 1,500,000 shares of Class A Common Stock issuable pursuant to the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The following documents filed by us with the Securities and Exchange Commission (the “Commission”) are incorporated herein by this reference:
(1)	Our Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Commission on March 30, 2006.
(2)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, filed with the Commission on May 10, 2006.
(3)	Our Current Reports on Form 8-K, filed with the Commission on January 11, 2006; April 28, 2006; and May 9, 2006.
(4)	The description of the Company’s Class A Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on December 12, 2003.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Item 8. Exhibits.
     The following exhibits are filed herewith:

Exhibit Number	Description

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1 above).

24.1	Power of Attorney (set forth on the signature page to this Registration Statement).

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida on the 12th day of June, 2006.

LEVITT CORPORATION
By:	/s/ Alan B. Levan
Alan B. Levan
Chairman of the Board of Directors and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alan B. Levan and George P. Scanlon, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alan B. Levan Alan B. Levan	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	June 12, 2006

/s/ John E. Abdo John E. Abdo	Vice-Chairman of the Board	June 12, 2006

/s/ George P. Scanlon George P. Scanlon	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 12, 2006

/s/ Alan J. Levy Alan J. Levy	Director	June 12, 2006

/s/ James Blosser James Blosser	Director	June 6, 2006

/s/ William F. Scherer William F. Scherer	Director	June 6, 2006

/s/ Darwin C. Dornbush Darwin C. Dornbush	Director	June 12, 2006

/s/ S. Lawrence Kahn, III S. Lawrence Kahn, III	Director	June 12, 2006

/s/ William R. Nicholson William R. Nicholson	Director	June 12, 2006

/s/ Joel A. Levy Joel A. Levy	Director	June 12, 2006

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1 above).

24.1	Power of Attorney (set forth on the signature page to this Registration Statement).

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